UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 7, 2006

WINN-DIXIE STORES, INC.

(Exact name of registrant as specified in its charter)

Florida	1-3657	59-0514290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5050 Edgewood Court, Jacksonville, Florida	32254-3699
(Address of principal executive offices)	(Zip Code)

(904) 783-5000

(Registrant’s telephone number, including area code)

Unchanged

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Winn-Dixie Stores, Inc. and its subsidiaries (the “Company”) is required to provide monthly operating reports to the Office of the United States Trustee for the Middle District of Florida (the “U.S. Trustee”) pursuant to the U.S. Trustee’s Operating Guidelines and Financial Reporting Requirements for Chapter 11 cases. Such reports are also filed with the bankruptcy court. On November 7, 2006, the Company filed its monthly operating report (“MOR”) for the four-week period ended October 18, 2006, a copy of which is furnished as Exhibit 99.1.

The Company cautions readers not to place undue reliance upon the information contained in the MOR. The MOR contains financial information that has not been audited or reviewed by independent accountants and will be subject to future reconciliation and adjustments. The MOR should not be used as a basis for making investment decisions regarding the Company’s securities. The MOR contains information for periods that are shorter or otherwise different from those contained in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information contained in the MOR may not be indicative of the Company’s financial condition as of October 18, 2006 or operating results for the periods reflected in the Company’s financial statements. Readers are cautioned to refer to the Company’s Exchange Act filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended June 28, 2006 and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 20, 2006.

Certain of the information contained in the MOR may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to various assumptions regarding the Company’s operating performance and other matters that may not be realized and are subject to certain risks and uncertainties, particularly while the Chapter 11 cases are proceeding. Actual results for the periods reflected in the Company’s Exchange Act filings may differ materially from the information contained in the MOR, and the Company undertakes no obligation to publicly update or revise the MOR.

A number of factors could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements. Additional information concerning the risks and uncertainties listed below, and other factors that you may wish to consider, are contained elsewhere in the Company’s filings with the Securities and Exchange Commission.

There can be no assurance that the Company’s Chapter 11 reorganization process will be successful. Risk factors related to its efforts include, but are not limited to, the Company’s ability to obtain timely approval of the Plan of Reorganization by the creditors, confirmation of the Plan by the bankruptcy court and implementation of the Plan by the Company.

In addition, the Company faces a number of risks with respect to its continuing business operations, including, but not limited to: the ability of the Company to attract and retain key leadership; the Company’s ability to increase gross profit margins, increase sales and reduce operating and administrative expenses; the Company’s ability to sustain positive sales conditions in the markets in which it operates; the Company’s ability to invest in store remodeling activity; the concentration of the Company’s locations in the southeast increases its vulnerability to severe storm damage, and the additional risks relating to limitations on insurance coverage in 2006; the Company’s ability to attract and retain customers despite intense competition from both traditional grocery stores and non-traditional grocery retailers; the ability of the Company to achieve sufficient operating cash flow upon emergence; the Company’s ability to maintain consumer confidence in the safety and quality of its stores and products; the Company’s ability to successfully implement information technology improvements; the Company’s ability to successfully estimate self insurance liabilities; the impact of changes in laws and other regulations affecting the Company’s industry; the outcome of litigation or legal proceedings; and the lack of a market for any new securities that may be issued pursuant to the Plan of Reorganization.

Under the priority scheme established by the Bankruptcy Code, generally post-petition liabilities and pre-petition liabilities must be satisfied before shareholders are entitled to receive any distribution. The ultimate recovery by creditors and shareholders, if any, will not be determined until confirmation and implementation of a plan of reorganization. The Company considers the value of its common stock to be highly speculative and cautions equity holders that the stock will likely be cancelled upon emergence from bankruptcy, as provided in the Plan of Reorganization. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in its common stock or in any claims related to pre-petition liabilities and/or other Winn-Dixie securities.

Please refer to discussions of these and other factors in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2006, the Quarterly Report on Form 10-Q for the fiscal quarter ended September 20, 2006 and other Company filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

99.1	Winn-Dixie Stores, Inc. – Chapter 11 Monthly Operating Report to the U.S. Trustee for the period from September 21, 2006 to October 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2006		Winn-Dixie Stores, Inc.

	By:	/s/ PETER L. LYNCH
Peter L. Lynch
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Winn-Dixie Stores, Inc. – Chapter 11 Monthly Operating Report to the U.S. Trustee for the period from September 21, 2006 to October 18, 2006.